EXHIBIT 11


                         MARATHON FINANCIAL CORPORATION


Computation of Weighted Average Shares Outstanding and Earnings Per Share


                    Weighted Shares Outstanding End of Month
                    ----------------------------------------


                                                      2000              1999
                                                      ----              ----
        January                                    2,049,409         2,063,605
        February                                   2,051,441         2,063,365
        March                                      2,051,441         2,060,602
                                                   ---------         ---------
                                                   6,152,291         6,187,572
                                  Divided by        3 months          3 months
                                                    --------          --------
                  Weighted Shares Outstanding      2,050,764         2,062,524
                                                   =========         =========

                  Net Income                        $292,733          $236,488
                                                    ========          ========

                  Net Income Per Share, Basic
                     And Assuming Dilution*          $ .14             $ .11
                                                     =====             =====




o See disclosure of computation at footnote #6 of financial statements incorporated herein.